Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 21, 2007 relating to the consolidated financial statements of Ezenia! Inc. and subsidiaries for the year ended December 31, 2006 included in this Form 10-K into the Company’s previously filed Registration Statements on Form S-3 File Nos. 333-28209 and  333-66628 and on Form S-8 File Nos. 33-96192, 333-85245, 333-44984, 333-75824 and 333-125415.

/s/ VITALE, CATURANO & COMPANY, Ltd.

Boston, Massachusetts
March 30, 2007